Exhibit 3.1

CICERO, INC.

AMENDED AND RESTATED BYLAWS

AS ADOPTED ON

JULY 8, 2015

Section 7.02	Other Offices	23

ARTICLE VIII	GENERAL PROVISIONS	23

Section 8.01	Dividends	23

CICERO, INC.
AMENDED AND RESTATED BYLAWS

As Adopted on July 8, 2015

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.01                      Annual Meetings. The annual meeting of the stockholders of Cicero, Inc. (the “Corporation”) for the election of directors (each, a “Director”) and for the transaction of such other business as properly may come before such meeting shall be held each year either within or outside the State of Delaware at such place, if any, and on such date and at such time, as may be fixed from time to time by resolution of the Corporation’s Board of Directors (the “Board”) adopted by a majority of the total number of authorized Directors (whether or not there exists any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) and set forth in the notice or waiver of notice of the meeting, unless, subject to the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”) and Section 1.11 of these bylaws, the stockholders have acted by written consent to elect Directors as permitted by the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”). The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 1.02                      Special Meetings. A special meeting of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board pursuant to a resolution of the Board adopted by a majority of the total number of authorized Directors (whether or not there exists any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) and the stockholders of the Corporation shall not have the power to call a special meeting of the stockholders. Except as otherwise required by law, the business to come before, and be conducted at, a special meeting of stockholders shall be limited exclusively to the business set forth in the notice (and any supplement thereof) and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice. The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board. Any special meeting of the stockholders shall be held at such place, if any, within or outside the State of Delaware, and on such date and at such time, as shall be specified in the notice of such special meeting.

Section 1.03                      Participation in Meetings by Remote Communication. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the DGCL and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 1.04                      Notice of Meetings; Waiver of Notice.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. The Secretary or any Assistant Secretary shall cause notice of each meeting of stockholders to be given in a manner permitted by the DGCL not less than ten (10) days nor more than sixty (60) days prior to the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, subject to such exclusions as are then permitted by the DGCL. The notice shall specify (i) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), (ii) the place, if any, date and time of such meeting, (iii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (iv) in the case of a special meeting, the purpose or purposes for which such meeting is called and (v) such other information as may be required by law or as may be deemed appropriate by the Board. If the stockholder list referred to in Section 1.06 of these bylaws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed. If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting.

(b) A written waiver of notice of meeting signed by a stockholder or a waiver by electronic transmission by a stockholder, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a waiver of notice. Attendance of a stockholder at a meeting, whether in person or by proxy, is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 1.05                      Proxies.

(a) Each stockholder entitled to vote at a meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.

(b) A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means, including but not limited to by facsimile signature, or by transmitting or authorizing an electronic transmission (as defined in Section 8.08 of these bylaws) setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. Proxies by electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission.

(c) No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.

Section 1.06                       Voting Lists. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before every meeting of the stockholders (and before any adjournment thereof for which a new record date has been set), a complete list of the stockholders of record entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 1.06 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. This list, which may be in any format including electronic format, shall be open to the examination of any stockholder prior to and during the meeting for any purpose germane to the meeting in the manner required by the DGCL and other applicable law. The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

Section 1.07                       Quorum. Except as otherwise provided in the Certificate of Incorporation or by law, the presence in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting, provided, however, that where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.09 of these bylaws until a quorum shall attend.

Section 1.08                       Voting. Except as otherwise provided in the Certificate of Incorporation or by law, every holder of record of shares entitled to vote at a meeting of stockholders is entitled to one vote for each share outstanding in his or her name on the books of the Corporation (x) at the close of business on the record date for such vote or (y) if no record date has been fixed, at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law, the Certificate of Incorporation, these bylaws, the rules and regulations of any stock exchange applicable to the Corporation or pursuant to any other rule or regulation applicable to the Corporation, its securities or its stockholders, the vote of a majority of the voting power of the shares entitled to vote at a meeting of stockholders on the subject matter in question represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. The stockholders do not have the right to cumulate their votes for the election of Directors.

Section 1.09                       Adjournment. Any meeting of stockholders may be adjourned from time to time, whether or not a quorum is present, by the chairperson of the meeting or by the vote of a majority in voting power of the shares of stock present in person or represented by proxy at the meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting) are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with Section 1.04 of these bylaws shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 1.10                       Organization; Procedure.

(a) At every meeting of stockholders the presiding officer shall be the Chairman of the Board, or in the event of his or her absence or disability, the President, or in the event of both the Chairman’s and the President’s absence or disability, a presiding officer chosen by resolution of the Board. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as secretary of the meeting.

(b) To the maximum extent permitted by applicable law, the Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the presiding officer of any meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting and to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding officer are necessary, appropriate or convenient for the proper conduct of such meetings. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order, decorum, safety and security at the meeting; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) determining when the polls should be opened and closed for voting; (vii) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; and (viii) complying with any state and local laws and regulations concerning safety and security. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.11 Stockholder Action by Written Consent.

(a) Except as otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, are: (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (but not less than the minimum number of votes otherwise prescribed by law) and (ii) delivered to the Corporation by hand or by certified or registered mail, return receipt requested, to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded within sixty (60) days of the earliest dated valid consent so delivered to the Corporation.

(b) If a stockholder action by written consent is permitted under these bylaws and not restricted by the Certificate of Incorporation, and the Board has not fixed a record date for the purpose of determining the stockholders entitled to participate in such consent to be given, then: (i) if the DGCL does not require action by the Board prior to the proposed stockholder action, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at any of the locations referred to in Section 1.11(a)(ii) of these bylaws; and (ii) if the DGCL requires action by the Board prior to the proposed stockholder action, the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action. Every written consent to action without a meeting shall bear the date of signature of each stockholder who signs the consent, and shall be valid if timely delivered to the Corporation at any of the locations referred to in Section 1.11(a)(ii) of these bylaws.

(c) The Secretary shall give prompt notice of the taking of an action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation in accordance with the DGCL.

Section 1.12                       Notice of Stockholder Proposals and Nominations.

(a) Annual Meetings.

(i) Nominations of persons for election to the Board and proposals of business to be considered by the stockholders at an annual meeting of stockholders may be made only (x) as specified in the Corporation’s notice of meeting (or any supplement thereto), (y) by or at the direction of the Board, or a committee appointed by the Board for such purpose, or (z) subject to the then-applicable provisions of the Investor Rights Agreement among the Corporation and certain of its stockholders, dated as of July 15, 2015 (as amended from time to time, the “Investor Agreement”), by any stockholder of the Corporation who or which (1) is entitled to vote at the meeting, (2) complies in a timely manner with all notice procedures and other requirements set forth in this Section 1.12, and (3) is a stockholder of record when the required notice is delivered and at the date of the meeting. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations at, or bring business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before, an annual meeting of stockholders.

(ii) Notice in writing of a stockholder nomination or stockholder proposal must be delivered to the attention of the Secretary at the principal place of business of the Corporation by the close of business not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

(iii) Notice of a stockholder nomination or proposal shall include (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director: (1) a description of all direct and indirect compensation or other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among each such person and his or her respective affiliates and associates, on the one hand, and the stockholder of record and beneficial owner or owners, if any, or other person on whose behalf the nomination is made and their respective affiliates and associates, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder of record making the nomination and any beneficial owner or owners, if any, or other person on whose behalf the nomination is made, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and (2) all other information relating to such person required to be disclosed in a proxy statement or other filings required to be made with the Securities and Exchange Commission in connection with the solicitations of proxies for the election of Directors in a contested election pursuant to and in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder (whether or not the proponent or such person intends to or does deliver a proxy statement or conduct its own proxy solicitation), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, and (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal (including the text of any resolutions proposed for consideration and if such business includes proposed amendments to the Certificate of Incorporation and/or bylaws of the Corporation, the text of the proposed amendments), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

(iv) Notice of a stockholder nomination or proposal shall also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of any such beneficial owner;

(2) the class or series and number of shares of capital stock of the Corporation which are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) and of record by such stockholder and any such beneficial owner, provided that such stockholder shall be deemed to beneficially own any shares of any class or series of the Corporation as to which such stockholder has a right to acquire beneficial ownership at any time in the future;

(3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities (a “Derivative Instrument”);

(5) to the extent not disclosed pursuant to clause (4) above, the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary;

(6) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(7) any other information relating to such stockholder and any such beneficial owner required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder (whether or not such stockholder intends to or does deliver a proxy statement or conduct its own proxy solicitation); and

(8) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee or to approve or adopt the proposal or and/or (y) otherwise to solicit proxies from stockholders in support of such nomination or proposal.

If requested by the Corporation, the information required under clauses (iv)(2), (3), (4) and (5) of the preceding sentence of this Section 1.12(a) shall be supplemented and updated by such stockholder and any such beneficial owner, if necessary, so that the information provided or required to be provided in such notice by these Bylaws shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five (5) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). The foregoing notice requirements of this Section 1.12(a) shall be deemed satisfied by a stockholder with respect to business or a nomination if such stockholder has notified the Corporation of his or her intention to present a proposal or make a nomination at an annual meeting in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(b) Special Meetings.

(i) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 1.04 of these bylaws. Nominations of persons for election to the Board at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting may be made only (x) by or at the direction of the Board, or a committee appointed by the Board for such purpose or (y) provided that the Board (or stockholders, to the extent in accordance with Section 1.02 hereof) has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation. Subject to the foregoing and the then-applicable provisions of the Investor Agreement, a stockholder may nominate persons for election to the Board (a “stockholder nomination”) at a special meeting only if the stockholder (1) is entitled to vote at the meeting, (2) complies in a timely manner with the notice procedures and other requirements set forth in paragraph (ii) of this Section 1.12(b), and (3) is a stockholder of record when the required notice is delivered and at the date of the meeting.

(ii) Notice in writing of a stockholder nomination must be delivered to the attention of the Secretary at the principal place of business of the Corporation not more than 120 days prior to the date of the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the last to occur of (a) the public announcement by the Corporation of the date of such meeting and (b) the public announcement by the Corporation of the nominees proposed by the Board to be elected at such meeting, and must comply with the provisions of Sections 1.12(a)(iii) and (iv) of these bylaws. The foregoing notice requirements of this Section 1.12(b) shall be deemed satisfied by a stockholder with respect to a nomination if the stockholder has notified the Corporation of his or her intention to present a nomination at such special meeting in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder’s nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such special meeting.

(c) General.

(i) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the presiding officer of a meeting of stockholders shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.12 and (y) if any proposed nomination or business is not in compliance with this Section 1.12, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(ii) The Corporation may require any proposed stockholder nominee for Director to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 1.12 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and/or the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 1.12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii) For purposes of this Section 1.12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iv) Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of (x) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (y) the holders of any series of preferred stock to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation or of the relevant preferred stock certificate of designation.

(v) The announcement of an adjournment or postponement of an annual or special meeting does not commence a new time period (and does not extend any time period) for the giving of notice of a stockholder nomination or a stockholder proposal.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01                      General Powers. Except as may otherwise be provided by law or by the Certificate of Incorporation, the affairs and business of the Corporation shall be managed by or under the direction of the Board and the Board may exercise all the powers and authority of the Corporation. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

Section 2.02                       Number and Term of Office. The members of the Board shall be elected at each annual meeting of the stockholders, each director so elected to serve until the election and qualifications of his successors or until his earlier resignation or removal as provided in these

Bylaws. The initial number of directors shall be such as may be determined by the incorporator and thereafter the number of directors shall be not less than one (1) and not more than nine (10), the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board or by the affirmative vote of the holders of at least 50% of all outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class, as provided in the Certificate of Incorporation. Each director shall serve for a term of one (1) year or until the election and qualification of his successor or until his earlier resignation or removal as provided in the Certificate of Incorporation or these Bylaws. Any employee of the Corporation or a subsidiary of the Corporation who serves on the Board shall be deemed to have tendered his resignation from the Board at the time such employee gives notice of termination of his employment with the Corporation or any subsidiary, as the case may be, or upon the termination of such employment for any reason, whichever occurs first; provided, however, that the Board, in its sole discretion, may decline to accept the resignation of the former employee from the Board if the former employee agrees to continue to serve on the Board notwithstanding the termination of his employment and if the Board determines that the continued service of the former employee on the Board is in the best interests of the Corporation and its stockholders. In case of an increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and shall be filled in the manner prescribed in Article 5 of these Bylaws. Directors need not be stockholders, nor need they be residents of the State of Delaware.

Section 2.03                       Annual Meetings; Regular Meetings. The annual meeting of the Board may be held at such time or place (within or outside the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided. Regular meetings of the Board shall be held on such dates, and at such times and places (within or outside the State of Delaware) as are determined from time to time by resolution of the Board.

Section 2.04                       Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board or by a majority of the Directors then in office, at such place (within or outside the State of Delaware), date and time as may be specified in the respective notices or waivers of notice of such meetings. Any business may be conducted at a special meeting of the Board.

Section 2.05                       Notice of Meetings; Waiver of Notice.

(a) Notices of special meetings shall be given to each Director, and notice of each resolution or other action affecting the date, time or place of one or more regular meetings shall be given to each Director not present at the meeting adopting such resolution or other action, subject to Section 2.08 of these bylaws. Notices shall be given personally, or by telephone confirmed by facsimile or email dispatched promptly thereafter, or by facsimile or email confirmed by a writing delivered by a recognized overnight courier service, directed to each Director at the address from time to time designated by such Director to the Secretary. Each such notice and confirmation must be given (received in the case of personal service or delivery of written confirmation) at least 24 hours prior to the time of a meeting.

(b) A written waiver of notice of meeting signed by a Director or a waiver by electronic transmission by a Director, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice. Attendance of a Director at a meeting is a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 2.06                       Quorum; Voting. At all meetings of the Board, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Certificate of Incorporation or these bylaws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board.

Section 2.07                       Action by Telephonic Communications. Members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.08                       Adjournment. A majority of the Directors present may adjourn any meeting of the Board to another date, time or place, whether or not a quorum is present. No notice need be given of any adjourned meeting unless (a) the date, time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these bylaws shall be given to each Director, or (b) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (a) shall be given to those Directors not present at the announcement of the date, time and place of the adjourned meeting.

Section 2.09                       Action Without a Meeting. Unless otherwise restricted in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.10                       Regulations. To the extent consistent with applicable law, the Certificate of Incorporation and these bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate. The Board may elect from among its members a chairperson and one or more vice-chairpersons to preside over meetings and to perform such other duties as may be designated by the Board.

Section 2.11                       Resignations of Directors. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such Director, to the Chairman of the Board, the President or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event.

Section 2.12                       Removal of Directors.

(a) Subject to the rights of the holders of shares of any class or series of preferred stock, if any, to elect Directors pursuant to the Certificate of Incorporation (including any certificate of designation thereunder) and the then-applicable terms of the Investor Agreement, any Director may be removed only for cause, upon the affirmative vote of the holders of at least three-quarters of the outstanding shares of stock of the Corporation entitled to vote generally for the election of Directors, voting together as a single class at any annual or special meeting of the stockholders called for that purpose in accordance with the DGCL, the Certificate of Incorporation and these bylaws. For purposes of these Bylaws, “cause” shall mean (i) a final conviction (without any further right of appeal) of a felony involving moral turpitude, or (ii) willful misconduct that is materially and demonstrably injurious economically to the Corporation. For purposes of this definition of “cause,” no act, or failure to act, by a Director shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any affiliate of the Corporation. “Cause” shall not exist unless and until the Corporation has delivered to the Director a written notice of the Director’s failure to act that constitutes “cause” and, if cure is possible, such Director shall not have cured such act or omission within ninety (90) days after the delivery of such notice.

Section 2.13                       Vacancies and Newly Created Directorships. Subject to the rights of the holders of shares of any class or series of preferred stock, if any, to elect Directors pursuant to the Certificate of Incorporation (including any certificate of designation thereunder) and the then-applicable terms of the Investor Agreement, any newly-created directorship on the Board that results from an increase in the number of Directors, or any vacancy in the Board that results from the death, disability, resignation, disqualification or removal of any Director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of Directors then in office, even if less than a quorum, or by a sole remaining Director. A Director elected to fill a vacancy or newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

Section 2.14                       Director Fees and Expenses. The amount, if any, which each Director shall be entitled to receive as compensation for his or her services shall be fixed from time to time by the Board and, if any Director shall serve as a member of any committee of the Board or perform special services at the request of the Board, such Director may be paid such additional compensation as the Board may from time to time determine. The Corporation will cause each non-employee Director serving on the Board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with such service. Such compensation and reimbursement shall be payable even though there be an adjournment because of the absence of a quorum. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.15                       Reliance on Accounts and Reports, etc. A Director, as such or as a member of any committee designated by the Board, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 2.16                       Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because such person’s or persons’ votes are counted for such purposes if (a) the material facts as to such person’s or persons’ relationship or interest and as to the contract or transaction are disclosed or are known to the Directors or committee who then in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, (b) the material facts as to such person’s or persons’ relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE III

COMMITTEES

Section 3.01                       Designation of Committees. The Board shall designate such committees as may be required by applicable laws, regulations or stock exchange rules and such additional committees as it deems necessary or appropriate. Each committee shall consist of such number of Directors, and with such qualifications, as may be required by applicable laws, regulations or stock exchange rules or as from time to time may be fixed by the Board and shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation to the extent delegated to such committee by resolution of the Board (and, in the exercise of any such authority, may authorize the seal of the corporation to be affixed to all papers which may require it), which delegation shall include all such powers and authority as may be required by applicable laws, regulations or stock exchange rules. No committee shall have any power or authority as to (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of Directors) expressly required by the DGCL to be submitted to stockholders for approval, (b) adopting, amending or repealing any of these bylaws or (c) as may otherwise be excluded by law or by the Certificate of Incorporation.

Section 3.02                       Members and Alternate Members. The members of each committee and any alternate members shall be selected by the Board and the Board may provide that the members and alternate members serve at the pleasure of the Board. Any Committee may be abolished or re-designated from time to time by the Board. An alternate member may replace any absent or disqualified member at any meeting of the committee. An alternate member shall be given all notices of committee meetings, may attend any meeting of the committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified. Each member (and each alternate member) of any committee shall hold office only until the time he or she shall cease for any reason to be a Director, until his or her successor shall have been designated and qualified or until his or her earlier death, resignation or removal.

Section 3.03                       Committee Procedures. A quorum for each committee shall be a majority of its members, unless the committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the Board. The vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report to the Board when required. The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the government of any committee not inconsistent with the provisions of these bylaws or any such charter, and each committee may adopt its own rules and regulations of government, to the extent not inconsistent with these bylaws or any charter or other rules and regulations adopted by the Board.

Section 3.04                       Meetings and Actions of Committees. Except to the extent that the same may be inconsistent with the terms of any committee charter or applicable laws, regulations or stock exchange rules, meetings and actions of each committee shall be governed by, and held and taken in accordance with, the provisions of the following sections of these bylaws, with such bylaws being deemed to refer to the committee and its members in lieu of the Board and its members:

(a) Section 2.03 (to the extent relating to place and time of regular meetings);

(b) Section 2.04 (relating to special meetings);

(c) Section 2.05 (relating to notice and waiver of notice);

(d) Sections 2.07 and 2.9 (relating to telephonic communication and action without a meeting); and

(e) Section 2.08 (relating to adjournment and notice of adjournment).

Special meetings of committees may also be called by resolution of the Board.

Section 3.05                       Resignations and Removals. Any member (and any alternate member) of any committee may resign from such position at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such member, to the Chairman of the Board, the President or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event. Any member (and any alternate member) of any committee may be removed from such position by the Board at any time, either for or without cause; provided that for so long as the Investor Agreement is in effect, the removal of any member of a Committee shall be subject to the then-applicable terms, if any, of the Investor Agreement.

Section 3.06                       Vacancies. If a vacancy occurs in any committee for any reason, the remaining members (and any alternate members) may continue to act if a quorum is present. A committee vacancy may be filled only by the Board in accordance with Section 3.02 and, for so long as the Investor Agreement is in effect, the then-applicable terms, if any, of the Investor Agreement.

ARTICLE IV

OFFICERS

Section 4.01                       Officers. The Board shall elect a President, a Treasurer and a Secretary as officers of the Corporation. The Board may also elect a Chairman of the Board (who, if so elected, must be a Director), one or more Vice Presidents, a Chief Executive Officer, Chief Financial Officer, Chief Technology Officer and such other officers and agents as the Board may determine. In addition, the Board from time to time may delegate to any officer the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any action by an appointing officer may be superseded by action by the Board. Any number of offices may be held by the same person, except that one person may not hold both the office of President and the office of Secretary. For the avoidance of doubt, the term Vice President shall refer to an officer elected by the Board as Vice President and shall not include any employees of the Corporation whose employment title is “Vice President” unless such individual has been elected as a Vice President of the Corporation in accordance with these bylaws.

Section 4.02                       Election. Unless otherwise determined by the Board, the officers of the Corporation need not be elected for a specified term but shall serve at the pleasure of the Board or for such terms as may be agreed in the individual case by each officer and the Board. Officers and agents appointed pursuant to delegated authority as provided in Section 4.01 (or, in the case of agents, as provided in Section 4.07) shall hold their offices for such terms as may be determined from time to time by the appointing officer. Each officer shall hold office until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the Corporation.

Section 4.03                       Compensation. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by the Board or in the manner established by the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is also a Director.

Section 4.04                       Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board, without prejudice to the rights, if any, of such officer under any contract to which such officer is a party. Any officer granted the power to appoint subordinate officers and agents as provided in Section 4.01 may remove any subordinate officer or agent appointed by such officer, at any time, for or without cause, without prejudice to the rights, if any, of such officer under any contract to which such officer is a party. Any officer or agent may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Board, the Chairman of the Board or the President, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board or by the officer, if any (provided that the delegated authority as provided in Section 4.01 has not been revoked as of such time), who appointed the person formerly holding such office.

Section 4.05                       Authority and Duties of Officers. An officer of the Corporation shall have such authority and shall exercise such powers and perform such duties (a) as may be required by law, (b) to the extent not inconsistent with law, as are specified in these bylaws, (c) to the extent not inconsistent with law or these bylaws, as may be specified by resolution of the Board, and (d) to the extent not inconsistent with any of the foregoing, as may be specified by the appointing officer with respect to a subordinate officer appointed pursuant to delegated authority under Section 4.01. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 4.06                       Chairman of the Board. If the Chairman of the Board shall have been elected or appointed, the Chairman of the Board shall preside at all meetings of the stockholders and Directors at which he or she is present and shall have such other powers and duties as may from time to time be assigned by the Board.

Section 4.07                       President. The President shall exercise the powers and authority and perform all of the duties commonly incident to his office, shall preside at all meetings of the stockholders and of the Board if he is a director, and shall perform such other duties as the Board shall specify from time to time. The President or a Vice President, unless some other person is thereunto specifically authorized by the Board, shall sign all certificates for shares, bonds, debentures, promissory notes, deeds and contracts of the Corporation.

Section 4.08                       Vice Presidents. If one or more Vice Presidents have been elected or appointed, each Vice President shall perform such duties as may be assigned to them from time to time by the Board or by the President if the Board does not do so. In the absence or disability of the President, the Vice Presidents in order of seniority may, unless otherwise determined by the Board, exercise the powers and perform the duties pertaining to the office of President, except that if one or more Vice Presidents has been elected or appointed, the person holding such office in order of seniority shall exercise the powers and perform the duties of the office of President.

Section 4.09                       Secretary. The Secretary or in his absence an Assistant Secretary shall keep the minutes of all meetings of stockholders and of the Board and any committee thereof, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, shall perform all of the duties commonly incident to his office and shall have such other duties and powers as may be prescribed or determined from time to time by the Board or by the President if the Board does not do so.

Section 4.10                       Treasurer. Unless otherwise determined by the Board, if the Treasurer shall have been elected or appointed, the Treasurer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board or the President. The Treasurer, subject to the order of the Board, shall have the custody of all funds and securities of the Corporation. The Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board or the President shall designate from time to time.

Section 4.11                       Security. The Board may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board.

ARTICLE V

CAPITAL STOCK

Section 5.01                       Certificates of Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, except to the extent that the Board has provided by resolution that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have, and the Board may in its sole discretion permit a holder of uncertificated shares to receive upon request, a certificate signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these bylaws.

Section 5.02                       Facsimile Signatures. Any or all signatures on the certificates referred to in Section 5.01 of these bylaws may be in facsimile form, to the extent permitted by law. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03                       Lost, Stolen or Destroyed Certificates. A new certificate may be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed only upon delivery to the Corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation, and, if required by the Board, a bond or other undertaking, in such form as may be approved by the Board or a financial officer of the Corporation designated by the Board, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.04                       Transfer of Stock.

(a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL. Subject to the provisions of the Certificate of Incorporation and these bylaws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

(b) The Corporation may enter into additional agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.

Section 5.05 Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests; provided, that if a transfer of shares is made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.06                       Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION

The Corporation shall indemnify its directors, officers and employees to the extent provided in the Corporation's Certificate of Incorporation.

ARTICLE VII

OFFICES

Section 7.01                       Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the location provided in the Certificate of Incorporation.

Section 7.02                       Other Offices. The Corporation may maintain offices or places of business at such other locations within or outside the State of Delaware as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01                       Dividends.

(a) Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board at any regular or special meeting of the Board, or by written consent in accordance with the DGCL and these bylaws, and any such dividend may be paid in cash, property or shares of the Corporation’s stock.

(b) A member of the Board, or a member of any committee designated by the Board shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 8.02                       Reserves. There may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time may determine proper as a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the Corporation or for such other purpose or purposes as the Board may determine conducive to the interest of the Corporation and its stockholders, and the Board may similarly modify or abolish any such reserve.

Section 8.03                       Execution of Instruments. Except as otherwise required by law or the Certificate of Incorporation, the Board or any officer of the Corporation authorized by the Board may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

Section 8.04                       Voting as Stockholder. Unless otherwise determined by resolution of the Board, the President or any officer of the Corporation authorized thereby shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders or equityholders of any corporation or other entity in which the Corporation may hold securities, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such securities at any such meeting, or through action without a meeting. The Board may by resolution from time to time confer such power and authority (in general or confined to specific instances) upon any other person or persons.

Section 8.05                       Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year, or such other twelve (12) consecutive months as the Board may designate.

Section 8.06                       Seal. The corporate seal of the Corporation shall be in such form as the Board of Directors shall determine from time to time and may consist of a facsimile thereof or the word "SEAL" enclosed in parentheses.

Section 8.07                       Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or outside the State of Delaware as may be determined from time to time by the Board.

Section 8.08                       Electronic Transmission. “Electronic transmission”, as used in these bylaws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX

AMENDMENT OF BYLAWS

(a) Except as provided otherwise by the laws of the State of Delaware, the Certificate of Incorporation or elsewhere in these Bylaws, these Bylaws may be amended or repealed either:

(1) at any meeting of stockholders at which a quorum is present by vote of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting; or

(2) at any meeting of the Board of Directors by a majority vote of the directors then in office;

provided that the notice of such meeting of stockholders or directors or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal.

(b) Notwithstanding the foregoing, (x) no amendment to the Investor Agreement (whether or not such amendment modifies any provision of the Investor Agreement to which these bylaws are subject) shall be deemed an amendment of these bylaws for purposes of this Article IX, and (y) no amendment, alteration or repeal of Article VI shall adversely affect any right or protection existing under bylaws immediately prior to such amendment, alteration or repeal, including any right or protection of a present or former Director or officer thereunder in respect of any act or omission occurring prior to the time of such amendment.

ARTICLE X

CONSTRUCTION

In the event of any conflict between the provisions of these bylaws as in effect from time to time and the provisions of the Certificate of Incorporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.